UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 2, 2009
Date of report (Date of earliest event reported)

STANDARD PARKING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50796	16-1171179
(Commission File Number)	(IRS Employer Identification No.)

900 N. Michigan Avenue, Suite 1600, Chicago, Illinois  60611
(Address of Principal Executive Offices)  (Zip Code)

(312) 274-2000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

As previously reported, on November 9, 2009, Standard Parking Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with GSO Special Situations Fund LP, GSO Special Situations Overseas Master Fund Ltd., GSO Special Situations Overseas Benefit Plan Fund Ltd., GSO Capital Opportunities Fund LP, and CML VII, LLC (collectively, the “Selling Stockholders”) and Credit Suisse Securities (USA) LLC and William Blair & Company, L.L.C., as representatives for the several underwriters (collectively, the “Underwriters”), relating to the public offering of up to 6,592,906 shares of the Company’s common stock by the Selling Stockholders at a public offering price of $16.00 per share. The Selling Stockholders also granted the Underwriters a 30-day option to purchase an additional 988,936 shares of the Company’s common stock to cover over-allotments, if any.

On December 2, 2009, the Underwriters exercised their option to purchase an aggregate of 226,786 shares of the Company’s common stock (the “Securities”) from the Selling Stockholders and surrendered and terminated all rights with respect to the remaining Optional Securities (as defined in the Underwriting Agreement) covered by said option. The closing of the sale of Securities occurred on December 7, 2009.

The foregoing information is being provided under Form 8-K, Item 7.01, and should not be deemed incorporated by reference by any general statement incorporating by reference this Current Report into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and none of this information should be deemed “filed” under such acts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD PARKING CORPORATION.
Date: December 7, 2009	By: /s/ G. MARC BAUMANN
G. Marc Baumann, Chief Financial Officer